                                                                    Exhibit 7(b)


                                AMENDMENT No. 4

                                     to the

                         REINSURANCE AGREEMENT NO. 2728
                           EFFECTIVE JANUARY 1, 1999

                                    between

              PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA
                                       of
                              Wilmington, Delaware

                                      and

                        ERC LIFE REINSURANCE CORPORATION
                                       of
                            Jefferson City, Missouri


The attached Exhibit A -- Amended, reflecting revisions to the quota-share reinsured, retention and binding limits, hereby replaces Exhibit A.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

This Amendment is signed in duplicate at the dates and places indicated with an effective date of October 1, 2001.




PROVIDENTMUTUAL LIFE                        ERC LIFE REINSURANCE
AND ANNUITY COMPANY                         CORPORATION
OF AMERICA

Approved By:       [SIGNATURE]              Approved By:       [SIGNATURE]
             -----------------------                     -----------------------
Title:   Vice President & Actuary           Title:          AVP
       -----------------------------               -----------------------------
Date:          12-13-2001                   Date:         12/10/01
      ------------------------------              ------------------------------

                              EXHIBIT A -- Amended
                 (EFFECTIVE OCTOBER 1, 2001 -- AMENDMENT NO. 4)

                              REINSURANCE COVERAGE


I.   REINSURANCE COVERAGE

     This Agreement will cover a 24% quota-share of

        Life Benefits;

        Disability Waiver Benefits issued with Life Benefits;

        Other Supplementary Benefits or Riders issued with Life Benefits and specifically listed below;

     on the following policy forms:

     PLANS
        Options Premier
        Whole Life 2
        Portfolio 2
        Special Term
        Provflex Universal Life
        Face Amount Increases

     RIDERS
          Additional Insurance Benefit
          Other Insured Term
          Waiver of Premium
          Waiver of Monthly Deductions
          Change of Insured
          Guaranteed Purchase Option
          Long Term Care Acceleration Benefit
          Long Term Care Waiver
          Accelerated Death Benefit

     Reinsurance coverage will provide neither loan nor cash surrender values.

                 (Effective October 1, 2001 -- Amendment No. 4)

II.  RETENTION LIMITS OF CEDING COMPANY

     A. LIFE

     For policies with face amounts up to $100,000 you will retain 100% of the risk up to the retention limits. For policies with face amounts $100,001 and over you will retain 20% of the risk up to the retention limits shown below.

     You reserve the right to cede a portion of your retention to Provident Mutual Life Insurance Company.


                                          SPECIAL CLASSES A-G     SPECIAL CLASSES H-K
        AGE AT ISSUE        STANDARD      FLAT EXTRAS $0-10.00    FLAT EXTRAS $10.01+
     ------------------    -----------    --------------------    -------------------

           0 - 31 days       $25,000              None                    None
     32 days - 2 years       750,000            $500,000                $375,000
           3 - 65           1,250,000            875,000                 625,000
          66 - 70           1,000,000            750,000                 500,000
          71 - 75            500,000             375,000                 250,000
          76 - 80            250,000              None                    None
          81 - 85            125,000              None                    None
            86+                None               None                    None

     The above limits may be exceeded by as much as $25,000 in order to avoid reinsurance.

     B. DISABILITY WAIVER

        Same as Life; not to exceed face amounts of $5,000,000

     C. ACCIDENTAL DEATH BENEFITS

        Not reinsured under this Agreement

III. AUTOMATIC ACCEPTANCE LIMITS

     A. LIFE

     We will accept automatically the lesser of 4 times your retention or $5,000,000 per insured life. However, the maximum amount of reinsurance per life that we will accept under all automatic reinsurance agreements written between our two companies will not exceed the largest individual acceptance limit shown in the agreements.

                 (Effective October 1, 2001 -- Amendment No. 4)


     For the purposes of this Agreement, the maximum binding in all reinsurers is $20,000,000.

     The binding limits are exclusive of your retentions.

     B.   DISABILITY WAIVER

     We will participate in Disability Waiver Benefits to a maximum $5,000,000 of Benefit face amount per insured life.

IV.  EXCLUSIONS TO AUTOMATIC REINSURANCE COVERAGE

     Automatic reinsurance coverage will not be available in the following situations:

     1. The policy has been submitted on a facultative, facultative obligatory or initial inquiry basis to us or to any other reinsurer;

     2. The risk is categorized as a "Jumbo Risk", where your underwriting papers indicate that the total life insurance in force and applied for on the insured's life exceeds $50,000,000.

     3.   The policy is part of any special program that you offer, including:

          a) experimental or limited retention programs, including but not limited to cancer, diabetes, aviation or coronary risks;

          b) external replacement and/or conversion programs other than contractual conversions or exchanges of the original policy.

     4. You have retained an amount less than your usual retention limits for the age and table rating of the insured.

     5. The policy is a result of a conversion from group insurance, unless we agree otherwise.